UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

     ORION FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50271 (Commission File Number)	22-3644546 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
On July 22, 2016, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and Systematica Investments Limited, a company incorporated under the laws of Jersey (the “Advisor”), entered into an amendment (the “Amendment”) of the management agreement dated September 14, 2015 between the General Partner, the Advisor and the registrant, pursuant to which the Advisor manages the portion of the registrant’s assets allocated to it.
Pursuant to the Amendment, the General Partner and the Advisor have agreed that effective as of January 1, 2016, the frequency of payment of any Incentive Fee earned by the Advisor is changed from a quarterly payment to an annual payment.

The Amendment is filed herewith as Exhibit 10.4.

Item 9.01          Financial Statements and Exhibits.
(d)       Exhibits.
The following exhibit(s) are filed herewith.
Exhibit No.	Description
10.4	Amendment to the Management Agreement by and among Ceres Managed Futures LLC, Orion Futures Fund L.P., and Systematica Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By: /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  July 27, 2016